Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of March 12, 2026 (the “Effective Date”) by and between Digital Brands Group, Inc., a Delaware corporation (“DBGI”), and Athlete Capital Sports LLC, a Pennsylvania limited liability company (“Consultant”). DBGI and Consultant may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, DBGI is a publicly traded company that provides high-quality apparel manufacturing and personalized styled looks based on consumer preferences through its US-based manufacturing facilities located in Los Angeles, California;

WHEREAS, Consultant has been engaged by The Pennsylvania State University (the “University”) to serve as the University’s advisor and coordinator of the University’s name, image and likeness program for student-athletes at the University (the “NIL Program”);

WHEREAS, DBGI is licensed to commercialize the University’s logos and trademarks through a direct agreement with the University;

WHEREAS, Consultant has the authority to receive, hold and transfer shares of DBGI stock subject to applicable securities laws and regulations; and

WHEREAS, Consultant wishes to engage DBGI and DBGI wishes to be engaged by Consultant to provide certain consulting services to DBGI relating to its participation in the NIL Program.

NOW, THEREFORE, in consideration of the premises and mutual promises, covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1. SERVICES.

a. Services. Consultant shall provide such consulting services to DBGI relating to its participation in the NIL Program as mutually agreed to by the Parties from time to time (collectively, the “Services”). The Services shall be provided by Consultant and used by DBGI in accordance with the applicable rules and regulations of the NCAA, the University, and the conference in which the applicable University participates in during the Term (collectively, the “Regulations”).

b. NIL Investment. Pursuant to the terms and conditions of a separate agreement to be entered into between the Parties, DBGI will also invest $500,000 per year for three (3) years, to the specific student athlete funds as directed by Consultant.

c. University Marks. Notwithstanding any terms and provisions hereof, with respect to the University’s logos and trademarks, nothing herein shall excuse either Party from its obligations pursuant to any licensing and/or manufacturing agreements by and between either Party and/or the University, and, in the event of any conflict between this Agreement and any licensing or manufacturing agreement(s) made between or through either Party and/or the University, the licensing and/or manufacturing agreement(s) shall control.

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2. TERM.

a. Term. The term of the Agreement shall begin on the Effective Date and continue for a period of three (3) years (the “Term”), with the option by Consultant to renew for successive one-year terms upon written notice to DBGI at least thirty (30) days prior to the end of the current Term, unless earlier terminated as set forth herein. Any such renewal shall be in writing as an addendum to this Agreement and shall include an additional $1,000,000 Consulting Fee to be paid in Shares (as defined below) per renewal year. Each renewal is included in the definition of “Term.”

b. Termination For Cause. Either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days after receipt of written notice thereof from the first Party (other than with respect to the failure to timely provide any consideration hereunder, for which the cure period is 10 days). Such termination shall be effective upon the giving of such notice or such later date as the notifying Party may specify in such notice. Additionally, the Parties acknowledge and agree that, in the event the University terminates either Party’s license and/or rights to manufacture, commercialize, or otherwise use University trademarks, logos, or other indicia, the Parties cannot fulfill their obligations hereunder, and, therefore, Consultant shall be entitled to terminate this Agreement pursuant to the terms hereof. Additionally, Consultant may suspend and/or terminate this Agreement immediately if Consultant determines, in its sole discretion, that changes to any Regulations which would make any portion of this Agreement impossible or unenforceable, or non-conforming with the Regulations.

c. Termination Without Cause. This Agreement may not be terminated without cause prior to expiration of the Term, except by mutual written agreement of the Parties.

d. Effect of Termination. Upon any expiration or termination of this Agreement, the parties shall be relieved of all obligations hereunder, except that DBGI shall provide all consideration due and owing Consultant as of the date of termination but not yet provided, and except that the provisions of Sections 2.d, 3, 5.b, 6, 7 and 8 shall survive the expiration or termination of this Agreement.

3. CONSIDERATION.

a. DBGI Stock. At no cost to Consultant, as partial consideration for the Services, DBGI agrees to issue to Consultant such number of shares of common stock of DBGI, par value $0.0001 per share (such shares issued to Consultant, the “Shares”) equal to (i) $3,000,000.00 (the “Consulting Fee”) divided by (ii) the volume-weighted average price per share of DBGI’s common stock for the five (5) trading days immediately preceding the Share Delivery Date, or the closing share price for the day immediately preceding the Share Delivery Date, whichever is lower. DBGI shall issue all of the Shares no later than the Share Delivery Date. The “Share Delivery Date” means the date that is thirty (30) days following the Effective Date. The Shares shall vest immediately upon issuance.

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b. Registration Statement. DBGI agrees to use its reasonable best efforts to prepare and file with the Securities Exchange Commission (“SEC”) a registration statement providing for the resale of the Shares (the “Registration Statement”), within forty-five (45) days of the Effective Date. DBGI shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable following the completion of the SEC’s review (or receipt of notice from the SEC that it has no comments) and to keep the Registration Statement effective at all times until Consultant no longer owns any of the Shares. Promptly after the Registration Statement is declared effective by the SEC (such date, the “Delegend Date”), DBGI shall cause its legal counsel to issue a legal opinion to Consultant’s transfer agent to effect the removal of any legend from any certificate or book-entry statement, as applicable, representing the Shares. From and after the Delegend Date and while the Registration Statement remains effective, any Shares issued to Consultant hereunder shall be issued free of all legends. DBGI shall be responsible for any trading fees related to the registration of the Shares.

c. Proxy. Consultant hereby grants to, and appoints, DBGI’s CEO, John Hilburn Davis IV, as Consultant’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Consultant to vote any of the Shares then held by Consultant for all purposes at any special, regular or other meeting of the shareholders of DBGI or in any action to be taken by written consent. The proxy granted by Consultant hereunder shall be irrevocable and continue for so long as Consultant holds any Shares issued pursuant to this Agreement. Consultant understands and acknowledges that Consultant is entering into this Agreement in reliance upon the proxy hereby granted, such proxy is given in connection with this Agreement, and affirms that such proxy is coupled with an interest and may under no circumstances be revoked. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by Consultant, at such time that Consultant no longer holds the applicable Shares issued pursuant to this Agreement.

d. Make-Whole Guarantee. DBGI agrees that if, during the period beginning on the Share Delivery Date and ending on the later of (i) the date that is fifteen (15) months following the Effective Date or (ii) the date that is six (6) months following the Delegend Date (the “Make Whole Period”), the Realized Consulting Fee (as defined below) with respect to the Shares is less than the Consulting Fee, then DBGI shall be required to pay Consultant an amount equal to the Consulting Fee less the Realized Consulting Fee (such amount, if any, the “Make Whole Amount”). The Make Whole Amount shall be paid by DBGI to Consultant within thirty (30) days following written request of Consultant following the sale of such Shares by Consultant. “Realized Consulting Fee” means the net amount of all proceeds received by Consultant upon the sale of the Shares, after deducting all fees, costs and expenses incurred by Consultant with respect to the Shares and the sale thereof.

e. Further Assurances. All equity issued and registered under this Agreement shall be subject to applicable federal and state securities laws as well as SEC regulations. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements to effectuate the issuance of securities contemplated by this Agreement and the exercise by Consultant of any of its rights with respect thereto.

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f. No Ownership Conveyed. The Consideration shall not be construed or interpreted to convey anything other than contract consideration hereunder and shall not convey any ownership or other interest of Consultant to DBGI.

4. INTELLECTUAL PROPERTY.

a. Consultant IP. Nothing herein shall be construed as granting to DBGI any right to any trademarks, trade names, logos, or other intellectual property of Consultant, and such intellectual property shall remain the sole property of Consultant.

b. University IP. Each Party’s use of the University trademarks, logos, or other indicia shall comply with such Party’s license and/or manufacturing agreements with the University, and, pursuant thereto, the University shall be and remain the sole and exclusive owner of all University trademarks, logos, and other indicia and all designs bearing the same.

c. DBGI IP. Any proprietary manufacturing processes or methods used by DBGI shall remain its sole property.

5. REPRESENTATIONS AND WARRANTIES.

a. Each Party represents, warrants, and covenants that:

i. It is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority under its governing documents to own and lease its properties and to conduct its business as the same exists. It is duly qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such qualification, except where the failure to be so qualified would not have an adverse effect on such Party.

ii. It has full corporate power and authority under its governing documents, and its directors, managers and members, as applicable, have taken all necessary action to authorize it to execute and deliver this Agreement and any exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and each of this Agreement and any exhibits hereto constitutes the valid and binding obligations of the respective Parties, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

iii. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the articles of incorporation or bylaws of the Party or any provision of any agreement or instrument to which such Party is a party.

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b. CONFIDENTIALITY. Neither DBGI nor its affiliates will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the business or operations of Consultant or the University, including without limitation, any trade secrets or other proprietary information of Consultant or the University, known or which becomes known to DBGI or its affiliates as a result of the transactions contemplated hereby, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that DBGI or any of its affiliates becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, DBGI shall, and shall cause any affiliate to, provide Consultant with prompt notice of such requirements so that Consultant may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, DBGI shall, and shall cause any affiliate to, furnish only that portion of the information that DBGI or its affiliate, as the case may be, is advised by its counsel as legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by DBGI or any of its affiliates that was not permitted by this Agreement.

6. LIMITATION OF LIABILITY. Neither Party shall be liable to the other for indirect, incidental, or consequential damages arising from this Agreement, except for claims involving gross negligence, willful misconduct, or intellectual property infringement.

7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

8. MISCELLANEOUS.

a. Expenses. Each Party shall pay its own expenses, including the fees and disbursements to and of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein, except as otherwise provided herein.

b. Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes the entire Agreement of the Parties and supersedes all previous proposals, oral or written, and all negotiations, conversation or discussions heretofore and between the Parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the Parties hereto.

c. Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any Party hereto of any breach or anticipated breach of any provision hereof by any other Party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

d. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

i.	Notice to DBGI:	Name:	Digital Brands Group, Inc.
		Attn:	Hil Davis
		Address:	4700 S. Boyle Ave.
Vernon, CA 90058
		E-Mail	hil@dstld.la

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ii.	Notice to Consultant:	Name:	Athlete Capital Sports LLC
		Attn:	President Address:
E-Mail:

e. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder.

f. Assignment of Obligations. Neither Party may assign this Agreement without the prior written consent of the other Party; provided that, without the prior written consent of (but upon notice to) the other Party: (i) either Consultant or DBGI may assign this Agreement to any person acquiring all or substantially all of assignor’s assets, and provided further, (ii) either DBGI or Consultant may enter into a collateral assignment and transfer all of its rights and remedies hereunder to any party providing secured financing to the assignor, (iii) Consultant may assign this Agreement to an affiliate; (iv) Consultant may assign this Agreement upon expiration or revocation of Consultant’s authority to convey any of the rights granted hereunder. Further, the foregoing does not limit Consultant’s right to utilize independent contractors and/or affiliates to fulfill its obligations hereunder.

g. Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision as mutually agreed to by the parties.

h. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to a paragraph, section, exhibit or schedule shall mean a paragraph, section, exhibit or schedule hereof, unless the context otherwise requires. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

i. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Electronic signatures shall be deemed original signatures for purpose of this Agreement.

j. Agency. DBGI and Consultant are independent contractors. Nothing in this Agreement shall be construed to constitute either Party the agent of the other Party and neither Party shall represent to any third party that it has any right or authority to act as the agent for or otherwise to represent the other Party.

k. Amendments. This Agreement may be amended by the Parties only in a writing signed by both Parties.

l. University Licensees. The Parties hereto agree that this Agreement is entered by and between DBGI and Consultant as licensees and/or approved representatives of the University and pursuant to their rights as such, that the University is not a party hereto, and that the University shall not be bound by any of the terms and provisions hereof.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DIGITAL BRANDS GROUP, INC.

By:
Name:	John (Hil) Davis
Title:	President

ATHLETE CAPITAL SPORTS LLC

By:
Name:
Title:

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